Exhibit 1.1

$57,500,000

HORIZON TECHNOLOGY FINANCE CORPORATION
7.00% Notes due 2028

UNDERWRITING AGREEMENT

December 11, 2025

Oppenheimer & Co. Inc.

As Representative of the several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Ladies and Gentlemen:

Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Oppenheimer & Co. Inc. is acting as representative (in such capacity, the “Representative”), $57,500,000 aggregate principal amount of 7.00% Notes due 2028 (the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than the Representative, the term Representative as used herein shall mean the Representative, as Underwriter, and the terms Representative and Underwriter shall mean Representative as the context requires.

The Securities will be issued under an indenture dated as of March 23, 2012 (the “Base Indenture”) as supplemented by the Fifth Supplemental Indenture dated as of December 15, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee. The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”), pursuant to blanket letter of representations dated as of March 13, 2012 (the “DTC Agreement”) between the Company and DTC.

The Company has filed pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-278396), which registered the offer and sale of certain securities to be issued from time to time by the Company, including the Securities. Such registration statement was declared effective by the Commission on June 20, 2024. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Securities. The Base Prospectus and the Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Representative. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated in or otherwise deemed to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

The Company has entered into an Investment Management Agreement, dated as of March 31, 2025 (the “Investment Management Agreement”), with Horizon Technology Finance Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has also entered into an Administration Agreement, dated as of October 28, 2010 (the “Administration Agreement”), with the Adviser.

For purposes of this Agreement, “Time of Sale Prospectus” means the Base Prospectus as of 12:00 p.m. on December 11, 2025, together with the information included on Schedule II hereto, and “broadly available road show” means any “road show” (as defined in Rule 433 under the Securities Act).

1.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)    (i) The Company is eligible to use Form N-2. The Registration Statement, as of its most recent effective date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act of 1940, as amended (the “Investment Company Act”), (iii) the Time of Sale Prospectus does not, and, at the time of sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of the date thereof, does not contain and, as of the Closing Date (as defined in Section 5), as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus (the “Underwriter Information”), it being understood and agreed that the Underwriter Information solely consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: (i) the names and corresponding principal amount of Securities set forth in the table of the Underwriters in the first paragraph of text under the caption “Underwriting” in the Prospectus; (ii) the fourth paragraph of text under the caption “Underwriting” in the Prospectus concerning the terms of offering by the Underwriters; and (iii) the text under the caption “Underwriting─Price Stabilization and Short Positions” in the Prospectus.

(c)    The financial statements together with the related schedules and notes, included or incorporated by reference in the Registration Statement, Time of Sale Prospectus or Prospectus, present fairly the financial position of the Company at the date indicated and the consolidated statement of operations, statement of changes in net assets and statement of cash flows of the Company for the periods indicated; there are no financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material aspects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus has been derived from the accounting records and other books and records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The “Selected Consolidated Financial and Other Data” included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, as well as the financial data set forth in or incorporated by reference in the Prospectus under the caption “Capitalization,” and the other financial information included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited financial statements included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d)    The documents incorporated by reference in each of the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.

(e)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)    Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)    This Agreement has been duly authorized, executed and delivered by the Company.

(h)    The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(i)    The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)    The outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been duly authorized and are validly issued, fully paid and non-assessable.

(k)    The Indenture (including the Supplemental Indenture) has been duly authorized and at the Closing Time will be executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(l)    The Securities have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(m)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities, the Investment Management Agreement and the Administration Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Securities, the Investment Management Agreement or the Administration Agreement, except such (1) as have been obtained and (2) in connection with the performance by the Company of its obligations under this Agreement, the Indenture and the Securities as may be required by (i) the Securities Act and the rules and regulations of the Commission promulgated thereunder, the Exchange Act, or the applicable rules and regulations thereunder, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions, or (iv) such as which the failure to obtain would have not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities.

(n)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)    [Reserved.]

(q)    The Company has not and will not, as of the Closing Date, have filed with the Commission any notice of withdrawal of its Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act filed pursuant to Section 54(a) of the Investment Company Act (the “Notification of Election”). The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.

(r)    (A) All action required of the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Securities as provided in this Agreement has been taken, (B) the provisions of the certificate of incorporation and bylaws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus comply in all material respects with the requirements of the Investment Company Act; and (C) as of the time of sale of the Securities and as of the Closing Date, the operations of the Company are and will be in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies.

(s)    The Company is not, and after giving effect to (i) the offering and sale of the Securities and (ii) the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(t)    Each subsidiary of the Company qualifies, and after giving effect to (i) the offering and sale of the Securities and (ii) the application of the proceeds thereof as described in the Prospectus will qualify, for the exclusion from the definition of “investment company” in the Investment Company Act.

(u)    The Company and each of its subsidiaries are, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Company is not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company.

(v)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(y)    (i) Neither the Company nor any of the Company’s subsidiaries or affiliates, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or any of the Company’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Governmental Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws, (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor any of the Company’s subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)     (i)    Neither the Company nor any of the Company’s subsidiaries (collectively, the “Company Entity”) nor any director, officer, employee, agent, affiliate or representative of the Company Entity is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and Sudan).

(ii)    The Company Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Company Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(cc)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(dd)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(gg)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(hh)    There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

(ii)    The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(jj)    Any statistical and market-related data included or incorporated by reference in in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(kk)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ll)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)    The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(nn)    Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any debt securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(oo)    RSM US LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act.

(pp)    The Company intends to (i) operate its business so as to qualify as a regulated investment company under Subchapter M of the Code and (ii) direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(qq)    The Company (i) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(rr)    The Company is not aware that any executive, key employee or significant group of employees of the Company is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Company.

(ss)    (i)There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries, equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.    Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each of the Underwriters that:

(a)    The Adviser has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser.

(b)    The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Time of Sale Prospectus and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(c)    This Agreement has been duly authorized, executed and delivered by the Adviser.

(d)    The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their terms.

(e)    No person is serving as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser.

(f)    The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and the Prospectus and under this Agreement, the Investment Management Agreement and the Administration Agreement, as applicable.

(g)    The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement of the Adviser or any agreement or other instrument binding upon the Adviser that is material to the Adviser, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Adviser of its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(h)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Time of Sale Prospectus.

(i)    There are no legal or governmental proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Adviser or on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(j)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Adviser has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Adviser has not purchased any of its outstanding limited liability company interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its limited liability company interests other than ordinary and customary dividends; and (iii) there has not been any material change in the limited liability company interests, short-term debt or long-term debt of the Adviser, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(k)    The Adviser possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Adviser, except as described in the Time of Sale Prospectus.

(l)    The description of the Adviser contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus does not, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(m)    The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.

(n)    The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)    The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Adviser.

(p)    Neither the Adviser nor any of the Adviser’s subsidiaries or affiliates, nor any director, officer, or employee of the Adviser, nor, to the Adviser’s knowledge, any agent or representative of the Adviser or of any of the Adviser’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Adviser and its respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(q)     (i) Neither the Adviser nor any of the Adviser’s subsidiaries (collectively, the “Adviser Entity”) nor any director, officer, employee, agent, affiliate or representative of the Adviser Entity, is a Person that is, or is owned or controlled by a Person that is:

(A)    the subject of any Sanctions, or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and Sudan).

(ii)    The Adviser Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Adviser Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(r)    The operations of the Adviser Entity are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or government agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

3.    Agreements to Sell and Purchase. The Company agrees to sell to the several Underwriters and each Underwriter upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated agrees severally and not jointly to purchase from the Company the aggregate principal amount of Securities set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Sections 3 and 11 hereof, at a purchase price of 98.500% of the aggregate principal amount (the “Purchase Price”).

During period of 90 days from the date of the Prospectus the Company will not without the prior written consent of the Representative directly or indirectly offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the foregoing limitation will not apply to the Company’s ability to file a post-effective amendment to the Registration Statement for purposes of adding this Agreement, the Indenture and certain other documents related to the transactions contemplated by this Agreement as an exhibits to the Registration Statement.

4.    [Reserved.]

5.    Payment and Delivery. Payment for the Securities to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at the offices of Kirkland & Ellis LLP, 1301 Pennsylvania Avenue N.W., Washington, D.C. 20004 or at such other places as shall be agreed upon by the Representative and the Company at 10:00 a.m. New York City time on December 15, 2025 or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be registered in such names as the Representative shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Representative on the Closing Date for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid against payment of the Purchase Price therefor.

6.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act;

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus;

(iii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations of the Adviser from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and (iv) the company and the Trustee shall have executed and delivered the Indenture and the Securities.

(b)          (i)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, in the form attached as Exhibit A hereto.

(ii)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Adviser, to the effect that the representations and warranties of the Adviser contained in this Agreement are true and correct as of the Closing Date and that the Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date:

(i)    an opinion and negative assurance letter of Dechert LLP, outside counsel for the Company, dated the Closing Date, addressed to the Representative in form and substance reasonably satisfactory to the Representative; and

(ii)    an opinion and negative assurance letter of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

The opinion of Dechert LLP described in clause (c)(i) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(e)    The Underwriters shall have received on the date hereof a letter dated the date hereof of the Chief Financial Officer of the Company in substantially the form of Exhibit B hereto.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to the Representative, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or 7(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Representative a copy of all promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Securities and not to use or refer to any such materials to which the Representative reasonably objects.

(d)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(g)    To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)    To use reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may only cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.

(i)    To use reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Code and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act.

(j)    To retain qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act.

(k)    To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified (ii) all costs and expenses related to the transfer and delivery of the issued Securities to the Underwriters, including any transfer or other taxes payable thereon (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the FINRA, (v) the costs and expenses of any trustee, (vi) the costs and charges of any transfer agent, registrar or depository, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, the Indenture, the Securities and such other documents as may be required in connection with the offering, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel (except as provided for above in Sections 8(iii) and 8(iv), transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

9.    Indemnity and Contribution.

(a)    The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, the officers, directors, employees, partners and members of any of the foregoing, or each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Securities, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(g)    Notwithstanding any other provision of this Section 9, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

10.    Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) there shall have been a downgrade in the rating of any debt of the Company or any subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally in proportion to the respective principal amount of Securities sold by the Company for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement.

(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.    Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Adviser consent to the jurisdiction of such courts and personal service with respect thereto. THE COMPANY AND THE ADVISER HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST ANY UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF THE UNDERWRITERS AND THE COMPANY AND THE ADVISER (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR STOCKHOLDERS AND AFFILIATES) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company and the Adviser agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser and may be enforced in any other courts to the jurisdiction of which the Company or the Adviser is or may be subject, by suit upon such judgment.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, attention of JD Nelson, with a copy, which shall not constitute notice, to Kirkland & Ellis LLP, 1301 Pennsylvania Avenue N.W., Washington, D.C. 20004, attention of William J. Tuttle, P.C. and if to the Company shall be delivered, mailed or sent to John C. Bombara, Esq., 312 Farmington Avenue, Farmington, Connecticut 06032, with a copy, which shall not constitute notice, to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, MA 02110, attention of Thomas J. Friedmann, Esq.

[Signature Pages Follow]

Very truly yours,

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Daniel Trolio
	Name:	Daniel Trolio
	Title:	Chief Financial Officer

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:	/s/ Daniel Trolio
	Name:	Daniel Trolio
	Title:	Chief Financial Officer

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof Representative Acting on behalf of itself and the several Underwriters named in Schedule I hereto

Oppenheimer & Co. Inc.

By:	/s/ JD Nelson
	Name:	JD Nelson
	Title:	Managing Director

[Signature Page – Underwriting Agreement]